Pro Forma Condensed Consolidated Financial Statements
(Unaudited)
(Expressed in U.S. dollars)

BROADWEBASIA INC. AND SUBSIDIARIES
Nine months ended September 30, 2007

BROADWEBASIA INC. AND SUBSIDIARIES

Pro Forma Condensed Consolidated Balance Sheet (unaudited)
Nine months ended September 30, 2007
(Expressed in U.S. dollars)

September 30, 2007
	BWA. Inc	WOT	Pro forma	Pro forma
	(historical)	(historical)	adjustments	total
Assets			(notes 1 and 3)

Cash and cash equivalents	619,700	33,669		653,368
Other receivables,
prepayments and deposits	383,989			383,989
Other assets	1,761,000			1,761,000
Property, plant & equipment,	25,706			25,706
net	25,928			25,928
Intangible Assets	300,000			300,000
Deposit	280,145			281,145
Goodwill
	3,396,468	33,669	-	3,430,137
Liabilities and
Shareholders' Equity
(Deficiency)

Other payables and accrued	93,410	12,273		105,683
expenses
Amounts due to stockholders	3,137,430			3,137,430
Amounts due to related
companies	755,761			755,761
Short-term notes	850,000			850,000
Common Stock, par value	460	3,800	(4,040)	8,300
Additional Paid-In Capital	14,541	61,200	(47,644)	28,097
Accumulated Other
Comprehensive Loss	4,292			4,292
Accumulated Deficit	(1,459,426)	(43,604)	(43,604)	(1,459,426)
	3,396,468	33,669		3,430,137

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

BROADWEBASIA INC. AND SUBSIDIARIES

Pro Forma Condensed Consolidated Balance Sheet (unaudited)
Nine months ended September 30, 2007
(Expressed in U.S. dollars)

Nine months ended September 30, 2007
	BWA. Inc	WOT	Pro forma
			total

Revenues:
Revenues	1,034		1,034
Cost of sales	-		-
Gross Margin	1,034		1,034
Expenses:
General & administrative expenses	841,430	43,604	885,034

Selling expenses	64,771		64,771
Interest income	45,056		45,056
Other Income	7,371		7,371
Finance costs	(7,650)		(7,650)
Minority interest share in loss	4,852		4,852
Foreign currency translation	2,358		2,358
Loss for the period	(853,180)	(43,604)	(896,784)
Pro Forma loss per share (note 2)	(.01)		(.01)

See accompanying notes to unaudited pro forma condensed consolidated financial statements

BROADWEBASIA INC. AND SUBSIDIARIES

Notes to The Pro forma Consolidated Financial Statements (unaudited)
Nine months ended September 30, 2007

1.

Basis of presentation:

The pro forma financial information has been prepared to reflect the proposed amalgamation of BroadWebAsia, Inc. (“BWA”) and World of Tea Inc., (together, the “Group”).  World of Tea Inc. (“WOT”) is a Nevada corporation in the development stage and has not commenced operations. BroadWebAsia, Inc. (“BWA”, or the Company) was incorporated in the British Virgin Islands (the “BVI”) on November 22, 2005.  WOT was incorporated under the laws of the State of Nevada on February 2, 2007.

The Company is a holding company whose primary business operations are conducted through its variable interest entity (“VIE”) in the PRC, BBMao BJ and BWA Shanghai.  The Company, together with its VIE, is principally engaged in providing a cross-promotional Chinese on-line network of video and other entertainment, social networking and search engine.  Through the digital advertising agencies in the PRC, the Company provides digital marketing technology and services to its customers.  The Company is the exclusive provider of advertising services for the BroadWebAsia Network.

The Transactions

On February 12, 2008, World of Tea Inc. entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among WOT, BroadWebAsia, Inc., and shareholders holding all of the outstanding capital stock of BroadWebAsia (the “Shareholders”).  Upon closing of the transaction contemplated under the Exchange Agreement (the “Share Exchange”), on February 12, 2008, the shareholders of BroadWebAsia transferred all of the shares of the capital stock of BroadWebAsia held by them, constituting all of the issued and outstanding stock of BroadWebAsia, to WOT in exchange for 83,000,000 newly issued shares of common stock of WOT.  Such share exchange caused BroadWebAsia to become a wholly owned subsidiary of WOT.

The Share Exchange is being accounted for as a reverse acquisition and recapitalization. BroadWebAsia is the acquiror for accounting purposes and WOT is the acquired company. Accordingly, BroadWebAsia's historical financial statements for periods prior to the transaction become those of the Group retroactively restated for, and giving effect to, the number of shares received in the Share Exchange.  The accumulated deficit of BroadWebAsia is carried forward after the acquisition. Operations reported for periods prior to the Share Exchange are those of BroadWebAsia. Earnings per share for the periods prior to the Share Exchange are restated to reflect the equivalent number of shares outstanding.

The pro forma financial information presented includes the pro forma condensed consolidated balance sheets (the “pro forma balance sheets”) as at September 30, 2007 that gives the effect to the Transactions set out above as though they had taken place at September 30, 2007 and/or inception.  The pro forma condensed consolidated statements of operations (the “pro forma statements of operations”) for the periods ended September 30, 2007 give effect to the Transactions as though they had taken place at the beginning of the respective periods and/or inception.

BROADWEBASIA INC. AND SUBSIDIARIES

Notes to The Pro forma Consolidated Financial Statements (unaudited)
Nine months ended September 30, 2007

The pro forma balance sheet as at September 30, 2007 is based on the unaudited balance sheets of BWA (translated from the People's Republic of China's Renminbi or “RMB” to U.S. dollars at period end closing rates) at September 30, 2007.  The pro forma statements of operations for the period ended September 30, 2007 is based on unaudited statements of operations of BWA (translated from RMB to U.S. dollars at the average rate for the period) for those periods.  The pro forma statement of operations for the years ended December 31, 2006 and 2007 are based on the statements of operations of BWA (translated from RMB to U.S. dollars at the average rate for the period) for those periods.  The pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of BWA for the periods presented together with the notes thereto, all of which are included elsewhere in this filing document.  The pro forma financial information included herein includes the accounts of World of Tea Inc. as of September 30, 2007 and for the period from February 2, 2007 to September 30, 2007.

The pro forma financial information presented may not be indicative of the financial position or operations of BWA that would have occurred if the transactions had been in effect on the dates indicated or of the financial position or operating results that may be obtained in the future.  The adjustments reflected in this pro forma financial information have been estimated based on the most recent available information; however, the actual adjustments reflected by BWA upon completion of the proposed Transactions are expected to change as more current information becomes available.

Upon the closing of the Share Exchange, the size of WOT's Board of Directors was increased from two to three directors, certain WOT members of management and the board resigned as officers and directors of WOT, and Brad Greenspan, Peter Schloss and James Yacabucci were appointed to WOTs' Board of Directors.  Simultaneously with the Share Exchange, WOT appointed the previous officers of BroadWebAsia as the new officers of WOT.

Immediately following the Share Exchange, under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, WOT transferred all of its pre-Share Exchange assets and liabilities to its wholly owned subsidiary, WOT Holdings, Inc., a Delaware corporation (“SplitCo”).  Thereafter, pursuant to a stock purchase agreement, WOT transferred all of the outstanding capital stock of SplitCo to Israel Morgenstern and Svetlana Pojasnikova, the former officers and directors of WOT, in exchange for cancellation of an aggregate of 2,000,000 shares of WOT' common stock held by such persons (the “Split-Off”), which left 1,800,000 shares of WOT' common stock held by persons who were stockholders of WOT prior to the Share Exchange.

2.

Pro forma Net Income (Loss) Per Share of Common Stock

The pro forma net income (loss) per share of common stock is based on the weighted average number of common shares outstanding after giving effect to the shares issued for the reverse acquisition.

BROADWEBASIA INC. AND SUBSIDIARIES

Notes to The Pro forma Consolidated Financial Statements (unaudited)
Nine months ended September 30, 2007

3.

Pro forma Adjustment

Adjustments to present the pro forma combined condensed financial statements are as follows:

To give effect of the acquisition of World of Tea, Inc., by BroadWebAsia, which is accounted for as a recapitalization in a reverse acquisition as a result of the issuance of 83,000,000 shares of WOT common stock in exchange for the issued and outstanding shares of BWA as further described above and to reflect the entries to eliminate the accumulated deficit of WOT.